Exhibit 10.2

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of [●], 2022, by and among Dynasty Financial Partners, LLC, a Delaware limited liability company (“Operating LLC”), Dynasty Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), Dynasty Financial Management, LLC, a Delaware limited liability company (“DM”) and Dynasty Financial Partners Inc., a Delaware corporation (“PubCo” and, together with Operating LLC, Merger Sub and DM, the “Parties”).

RECITALS

WHEREAS, Operating LLC is a limited liability company, duly formed and existing under the laws of the State of Delaware;

WHEREAS, Merger Sub is a limited liability company, duly formed and existing under the laws of the State of Delaware and a wholly owned subsidiary of DM;

WHEREAS, DM is a limited liability company, duly formed and existing under the laws of the State of Delaware and a wholly owned subsidiary of Operating LLC;

WHEREAS, PubCo is a corporation, duly incorporated and existing under the laws of the State of Delaware and a wholly owned subsidiary of Operating LLC;

WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act, as amended (the “Delaware LLCA”) authorizes the merger of a Delaware limited liability company with and into another Delaware limited liability company;

WHEREAS, the Parties desire that Merger Sub be merged with and into Operating LLC, with Operating LLC surviving, on the terms and conditions set forth herein (the “Merger”), in connection with the initial public offering of shares of Class A common stock of PubCo, as set forth in the Registration Statement filed on Form S-1, as determined by the Board of Managers of Operating LLC (the “IPO”); and

WHEREAS, the Merger and the other transactions contemplated by this Agreement have been duly authorized and approved by the requisite equity holders of each of the Parties, the Board of Managers of Operating LLC and the Board of Directors of PubCo.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1         The Merger. At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into Operating LLC, the separate legal existence of Merger Sub shall cease and Operating LLC shall continue as the surviving limited liability company. Operating LLC, as the surviving limited liability company after the Merger, is hereinafter sometimes referred to as the “Surviving LLC.”

Section 1.2         Effective Time. After the Parties have agreed on the Effective Time (as defined below), the Parties will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in the Delaware LLCA. The Merger shall become effective at such time as may be agreed by the Parties, in their sole discretion, and specified in the Certificate of Merger (the “Effective Time”).

Section 1.3         Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the Delaware LLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of Merger Sub, and all property, real, personal and mixed thereof, shall vest in the Surviving LLC, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving LLC.

ARTICLE II

ORGANIZATIONAL DOCUMENTS

Section 2.1         Name and Certificate of Formation of the Surviving LLC.

(a)         Name. The name of the Surviving LLC shall be: “Dynasty Financial Partners, LLC.”

(b)        Certificate of Formation of the Surviving LLC. The certificate of formation of the Surviving LLC as in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving LLC, until further amended in accordance with the Delaware LLCA.

Section 2.2         Limited Liability Company Agreement of the Surviving LLC. The limited liability company agreement of the Surviving LLC as in effect immediately prior to the Effective Time (the “Existing LLC Agreement”) shall, at the Effective Time, be amended and restated in the form attached hereto as Exhibit A (the “A&R LLC Agreement”), which shall become the limited liability company agreement of the Surviving LLC, until further amended in accordance with its terms and with the Delaware LLCA.

ARTICLE III

EFFECT OF THE MERGER UPON INTERESTS IN
THE Parties

Section 3.1         Conversion of Operating LLC Membership Interests and Issuance of DM Membership Units. At the Effective Time, without any action on the part of any of the Parties or the holders of any interests in the Parties:

(a)         each unit of Class A Interest (as defined in the Existing LLC Agreement) outstanding immediately prior to the Effective Time as reflected in the books and records of Operating LLC shall be converted into the right to receive (i) one common unit (a “Common Unit”) of DM, and (ii) one share of Class C common stock of PubCo;

(b)         each unit of Class B Interest (as defined in the Existing LLC Agreement) outstanding immediately prior to the Effective Time as reflected in the books and records of Operating LLC shall be converted into the right to receive (i) one Common Unit of DM and (ii) one share of Class B common stock of PubCo;

(c)         each unit of Class C Interest (as defined in the Existing LLC Agreement) outstanding immediately prior to the Effective Time as reflected in the books and records of Operating LLC shall be converted into the right to receive (i) one Common Unit of DM and (ii) one share of Class C common stock of PubCo;

(d)         each unit of Class P Interest (as defined in the Existing LLC Agreement) outstanding immediately prior to the Effective Time as reflected in the books and records of Operating LLC shall be converted into the right to receive (i) a number of Common Units of DM equal to (1) the excess, if any, of (A) the public offering price per share of the Class A common stock of PubCo in the IPO before any discounts or underwriting commissions (the “IPO Per Share Price”) over (B) the threshold price of such Class P Interest, divided by (2) the IPO Per Share Price and (ii) an equal number of shares of Class C common stock of PubCo;

(e)         each unit of Class Q Interest (as defined in the Existing LLC Agreement), whether vested or unvested, issued prior to January 1, 2021 held by a holder that does not hold any unit of Class A Interest, Class B Interest, Class C Interest, Class P Interest, or Class Q Interest issued after January 1, 2021 (the “Qualified Pre-2021 Class Q Interests”) outstanding immediately prior to the Effective Time as reflected in the books and records of Operating LLC shall be converted into the right to receive (i) a number of shares of Class A common stock of PubCo equal to (1) the excess, if any, of (A) the IPO Per Share Price over (B) the threshold price for such Qualified Pre-2021 Class Q Interest, divided by (2) the IPO Per Share Price and (ii) an amount in cash from Operating LLC equal to 15% of the IPO Per Share Price over the threshold price of such Qualified Pre-2021 Class Q Interest; provided that any share of Class A common stock of PubCo and any corresponding cash amount that is issued in exchange for an unvested Qualified Pre-2021 Class Q Interest shall be subject to the same vesting schedule applicable to such unvested Qualified Pre-2021 Class Q Interest immediately prior to the Effective Time; and

(f)         each unit of Class Q Interest (as defined in the Existing LLC Agreement), whether vested or unvested, that is not a Qualified Pre-2021 Class Q Interest (the “Other Class Q Interests”) outstanding immediately prior to the Effective Time as reflected in the books and records of Operating LLC shall be converted into the right to receive (i) a number of vested or unvested, as applicable, Common Units of DM equal to (1) the excess, if any, of (A) the IPO Per Share Price over (B) the threshold price for such Other Class Q Interest, divided by (2) the IPO Per Share Price; provided that any Common Unit of DM that is issued in exchange for an unvested Other Class Q Interest shall be subject to the same vesting schedule applicable to such unvested Other Class Q Interest immediately prior to the Effective Time and (ii) an equal number of shares of Class C common stock in PubCo.

(g)         Upon the conversion of the Membership Interests (as defined in the Existing LLC Agreement) in Operating LLC pursuant to the foregoing clauses (a) – (f) of this Section 3.1, each holder of such Membership Interests shall cease to be a member of Operating LLC and shall cease to hold any limited liability company interest in Operating LLC.

(h)         Notwithstanding anything in this Agreement to the contrary, no fractional shares of Class A common stock of PubCo or Common Units of DM will be issued upon the conversion of membership interests of Operating LLC pursuant to the foregoing clauses (a) – (f) of this Section 3.1. The number of shares or units received by each such holder who would otherwise be entitled to a fractional share or unit will be rounded to the nearest whole share or whole unit, as applicable.

Section 3.2         PubCo Issuance and Transfer. In order to effect the issuances of Class B common stock and Class C common stock of PubCo contemplated by Section 3.1, (i) at the Effective Time, Operating LLC will make a cash payment to PubCo in the amount of one hundred thousand dollars ($100,000) in exchange for the aggregate number of shares of Class B common stock and Class C common stock of PubCo due to holders of Membership Interests (as defined in the Existing LLC Agreement) of Operating LLC pursuant to Section 3.1, (ii) immediately following the issuance of such Class B common stock and Class C common stock of PubCo to Operating LLC, Operating LLC will distribute such shares of Class B common stock and Class C common stock of PubCo to DM and (iii) immediately following DM's receipt of the Class B common stock and Class C common stock of PubCo pursuant to clause (ii), DM will distribute such shares of Class B common stock and Class C common stock of PubCo to the applicable recipients as contemplated in Section 3.1.

Section 3.3         Issuance of Operating LLC Common Units to DM. At the Effective Time, Operating LLC will issue to DM a number of common units of Operating LLC equal to the number of Common Units of DM issued to holders of existing limited liability company interests of Operating LLC pursuant to Section 3.1. At the Effective Time, and simultaneously with the conversion pursuant to the immediately preceding sentence and by virtue of the Merger, DM is hereby admitted as a member of Operating LLC without the need for any other act by or on behalf of any other Person.

Section 3.4         Issuance of Operating LLC Common Units to PubCo. At the Effective Time, Operating LLC will issue to PubCo a number of common units of Operating LLC equal to the number of shares of Class A common stock of PubCo issued to holders of existing Qualified Pre-2021 Class Q Interests pursuant to Section 3.1(e). At the Effective Time, and simultaneously with the issuance by Operating LLC of the common units of Operating LLC described in the immediately preceding sentence, PubCo is hereby admitted as a member of Operating LLC without the need for any other act by or on behalf of any other Person.

Section 3.5         Sole Manager of Operating LLC and DM; Membership of Operating LLC. At the Effective Time, the sole manager or managing member, as applicable, of Operating LLC and DM will be PubCo. At the Effective Time, after giving effect to the provisions of Sections 3.1 – 3.4 above, the sole members of and holders of limited liability company interests in Operating LLC will be PubCo and DM, and Operating LLC is hereby continued without dissolution.

Section 3.6         Cancellation of Merger Sub Limited Liability Company Interests. At the Effective Time, without any action on the part of any of the Parties or the holders of any interests in the Parties, the limited liability company interests representing all of the limited liability company interests of Merger Sub outstanding immediately prior to the Effective Time shall be cancelled without payment of any consideration thereof and shall cease to exist.

Section 3.7         Issuance of Operating LLC Common Units to PubCo in IPO. After the Effective Time, and in connection with the consummation of the IPO, Operating LLC will issue to PubCo a number of common units of Operating LLC equal to the aggregate number of shares of Class A common stock of Pubco that are being sold in the IPO by PubCo (and not by any existing holders of Membership Interests (as defined in the Existing LLC Agreement) of Operating LLC), and in exchange, PubCo will make a capital contribution of a portion of the net proceeds of the IPO to Operating LLC as determined by the managing member of Operating LLC. PubCo shall be admitted as a member of Operating LLC with respect to such common units of Operating LLC issued to PubCo pursuant to this Section 3.7 in accordance with the A&R LLC Agreement.

Section 3.8         Secondary Sales in IPO. After the Effective Time, and in connection with the consummation of the IPO so as to facilitate the sale of Common Units of DM by existing holders of Membership Interests (as defined in the Existing LLC Agreement) of Operating LLC, (a) holders of Common Units of DM may exchange their Common Units of DM for common units of Operating LLC and exchange those common units for a cash payment from PubCo pursuant to the terms of a sale and purchase agreement to be entered into with such existing holders, as well as the terms of the A&R LLC Agreement and the limited liability company agreement of DM, and such exchanging holders will also be entitled to certain rights under that certain Tax Receivable Agreement attached as an exhibit to the limited liability company agreement of DM, and (b) in connection with any such exchanges, Operating LLC will issue to PubCo a number of common units of Operating LLC equal to the number of so converted and exchanged Common Units of DM.

Section 3.9         Redemption by PubCo. After the Effective Time, and in connection with the consummation of the IPO, PubCo will redeem all outstanding shares of PubCo common stock then held by Operating LLC in exchange for a cash payment to Operating LLC equal to the aggregate par value of such shares.

Section 3.10       Withholding. Each Party shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as such Party is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1         Efforts to Close. During the period from the date of this Agreement through the Effective Time, each Party agrees to take all necessary actions to satisfy the performance of all obligations of such Party pursuant to this Agreement, including the issuances of equity interests contemplated by ARTICLE III, and to the extent related to such Party’s obligations, to fulfill or obtain the fulfillment of any conditions precedent to the consummation of the transactions contemplated hereby, including the approval of the applicable equityholders.

Section 4.2         Modification or Amendment; Termination. Subject to the provisions of applicable law, at any time prior to the Effective Time, this Agreement may be modified or amended or this Agreement may be terminated and the Merger may be abandoned, by agreement of the Parties.

Section 4.3         Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

Section 4.4         Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. For the avoidance of doubt a Person's execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records.

Section 4.5         Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

Section 4.6         No Third Party Beneficiaries. This Agreement is not intended to confer upon any person, other than the Parties and their respective successors and permitted assigns, any rights or remedies hereunder.

Section 4.7         Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.8         Interpretation; Construction. The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, pursuant to duly granted authority, have caused this Agreement to be executed by their duly authorized persons as the respective act, deed and agreement of each of them, as of the date first above written.

Dynasty Financial Partners, LLC

By:
Name:
Title:

Dynasty Merger Sub, LLC

By:
Name:
Title:

DYNASTY FINANCIAL MANAGEMENT, LLC

By:
Name:
Title:

DYNASTY FINANCIAL PARTNERS INC.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Third Amended and Restated Limited Liability Company Agreement of Dynasty Financial Partners, LLC

A-1